UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 207-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2015, Platform Specialty Products Corporation (“Platform”), PSPC Escrow II Corp., a wholly-owned subsidiary of Platform (the “Escrow Issuer”) and the guarantors named therein (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Escrow Issuer agreed to sell $500 million aggregate principal amount of 10.375% senior notes due 2021 denominated in U.S. dollars at an issue price of $1,000 per $1,000 principal amount (the “Notes”) to the initial purchasers listed in the Purchase Agreement (collectively, the “Initial Purchasers”).

The Notes offering is expected to close on November 10, 2015, subject to customary closing conditions. The Purchase Agreement provides that concurrently with such closing, the gross proceeds from the offering of the Notes (plus an additional amount from Platform necessary to provide for the special mandatory redemption price of the Notes) will be deposited into an escrow account until the date on which certain escrow conditions are satisfied, including the consummation of Platform’s previously-announced proposed recommended offer to acquire all the issued and to be issued shares of Alent plc (the “Alent Acquisition”). The Alent Acquisition is expected to be consummated on December 1, 2015. In connection with the consummation of the Alent Acquisition, Alent plc and certain of its U.S. subsidiaries will enter into a joinder agreement to the Purchase Agreement, whereby they will agree to be bound by the terms of the Purchase Agreement applicable to Guarantors as if they were each an original signatory thereto.

The Purchase Agreement also contains customary representations, warranties and agreements of Platform and the Guarantors, and customary conditions to closing, obligations of the parties and termination provisions. Additionally, Platform has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Initial Purchasers and certain of their respective affiliates have, from time to time, provided, and may in the future provide, investment banking, commercial banking and financial advisory services to us and our affiliates, for which they have received customary compensation. The Initial Purchasers and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt securities or loans, and may do so in the future. In addition, certain Initial Purchasers and/or their affiliates are arrangers, lenders and agents under Alent’s existing credit facility and therefore may receive a portion of the net proceeds from the offering of the Notes. In addition, Credit Suisse Securities (USA) LLC and/or its affiliates are acting as financial advisors to Platform, and UBS Securities LLC and/or its affiliates are acting as financial advisors to Alent plc, in each case, in connection with the Alent Acquisition and the Initial Purchasers and their affiliates are expected to act as arrangers and lenders pursuant to a certain interim facility letter, dated July 13, 2015, entered into with Credit Suisse AG and certain of its affiliates (the “Interim Facility”), and a 334-day senior unsecured New York law-governed term loan credit facility into which the loans under the Interim Facility may be converted. The commitment under the Interim Facility will be reduced by the amount of the offering of the Notes. Such Initial Purchasers and their affiliates have received customary compensation and reimbursement for these commercial banking, investment banking or financial advisory transactions.

Item 7.01.	Regulation FD Disclosure.

On November 2, 2015, Platform issued a press release announcing its intent, subject to market and other customary conditions, to offer $400 million aggregate principal amount of Notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On November 4, 2015, Platform issued a press release announcing that it had priced the Notes, reflecting an upsize of $100 million over the initial offered amount of $400 million in aggregate principal amount. Upon consummation of the Alent Acquisition, Platform will assume the obligations of the Escrow Issuer under the Notes and the related indenture governing the Notes and certain of Platform’s existing domestic subsidiaries will guarantee the Notes. A copy of this press release is furnished with this report as Exhibit 99.2 and is incorporated herein by reference.

The above does not constitute an offer to sell, or a solicitation of an offer to purchase, the Notes and related guarantees in any jurisdiction in which such offer or solicitation would be unlawful.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is furnished pursuant to this Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

10.1	Purchase Agreement, dated November 3, 2015, by and among PSPC Escrow II Corp., Platform, the Guarantors and the Initial Purchasers.

99.1	Press release issued on November 2, 2015, announcing Platform’s private offering of senior notes (furnished only).

99.2	Press release issued on November 4, 2015, announcing the pricing of Platform’s private offering of senior notes (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)

November 4, 2015	/s/ Sanjiv Khattri Sanjiv Khattri
(Date)	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

10.1	Purchase Agreement, dated November 3, 2015, by and among PSPC Escrow II Corp., Platform, the Guarantors and the Initial Purchasers.

99.1	Press release issued on November 2, 2015, announcing Platform’s private offering of senior notes (furnished only).

99.2	Press release issued on November 4, 2015, announcing the pricing of Platform’s private offering of senior notes (furnished only).